EXHIBIT 10.2

PRODUCTION PLAY AGREEMENT

This AGREEMENT entered into this 7th day of JULY, 2015 (Effective Date), by and between LITERA GROUP, INC., hereinafter referred to as the "AUTHOR," and Brian White, hereinafter referred to as the "PRODUCER," to present and to produce a production of a PRODUCER piece now entitled Tiramisu, hereinafter referred to as the "PLAY."

WITNESSETH: Whereas, The Alliance of Los Angeles Playwrights has promulgated this form of agreement known as the PRODUCTION CONTRACT FOR PLAYS (PCP), which it has recommended to its members as being fair and reasonable to both authors and producers; now, therefore, in consideration of the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I

WARRANTIES, INDEMNIFICATION, AND REPRESENTATIONS

The AUTHOR hereby represents, warrants and agrees that:

1.1	He/she is the sole owner and author of the PLAY, all of which is wholly original with him/her, and has not been copied in whole or in part from any other work; the play does not and will not, and the use of the play as herein contemplated will not violate, conflict with, or infringe upon, any rights whatsoever of any person, firm, organization, or corporation.

1.2	He/she has the sole and exclusive right to enter this AGREEMENT, and the full warrant and authority to grant the rights granted by him/her hereinunder.

1.3	He/she will hold harmless and indemnify the PRODUCER against any losses, cost expenses (including reasonable attorney's fees), damages, or recoveries caused by or arising out of any breach of the representation or warranties herein made.

1

ARTICLE II

GRANT OF RIGHTS AND SERVICES

2.1	The AUTHOR hereby grants to the PRODUCER the sole and exclusive rights, subject to the terms of this AGREEMENT, to present the PLAY for one or more performances. For the purposes of this AGREEMENT, the term "Performance" shall mean live stage productions on the speaking stage under the PRODUCER'S own management in a regular evening bill (including matinees if such is in the PRODUCER'S regular schedule of performances). The term "produce" and "present" (and their derivations) shall be used interchangeably.

2.2	The author hereby agrees to:

2.2.1	Perform such services as may be necessary in making revisions of the PLAY;

2.2.2	Assist in the selection of the cast and consult with, assist, and advise the PRODUCER, director, scenic, lighting, costume, sound designers, choreographer and/or dance director, stage combat/fight choreographer, and conductor, if any, regarding any problem arising out of the production of the PLAY (if the AUTHOR is available).

2.2.3	Attend rehearsals of the PLAY, as well as previews, and the Official Press Opening, provided he/she is in residence or is available to do so, and provided that, however, the AUTHOR may be excluded from such attendance on showing reasonable cause.

2.3	The AUTHOR agrees that he/she shall not, during the "Production Period" (as defined herein), grant or license any other person, firm, organization, or corporation (a) any stage rights to the PLAY or any version thereof for presentation within a 150 mile radius of the county of Los Angeles, California, during the Production Period; or (b) the right to exhibit or perform the PLAY, in whole or in part, in the same designated area, during the Production Period by means of radio, television, motion picture or other methods of electronic transmission or reproduction. For purposes of this AGREEMENT, "Production Period" shall refer to the period of time from the Effective Date of this AGREEMENT to the end of the run of the play at the PRODUCER'S facilities. The grant of exclusive rights to the PRODUCER under this section shall be for the duration of the Production Period only.

2.4	It is understood that Section 2.3 does not prevent the AUTHOR from entering into other contractual agreements for presentation of the PLAY with other persons, firms, organizations, or corporations during the Production Period; provided, however, the date of such presentations must be confirmed contractually to occur after the date the exclusive rights to the PRODUCER of the PLAY, as defined herein, are terminated.

2.5	Although nothing herein shall be deemed to obligate the PRODUCER to produce the PLAY, nevertheless, unless the PRODUCER presents the first paid Public Performance of the PLAY within the applicable time period described hereinafter (and defined as the Production Period), for which prescribed payment has been made, the PRODUCER'S rights to produce the PLAY and to the services of the AUTHOR shall then automatically and without notice terminate and all rights shall revert to the AUTHOR.

2

ARTICLE III

ADVANCES AND ROYALTY PAYMENTS

3.1	In consideration for the right to produce the PLAY, the PRODUCER agrees to pay the AUTHOR an advance of $1,000, due upon the execution of the AGREEMENT. The time period the Advance encompasses is from the Effective Date of this AGREEMENT through the Production Date, as defined in Section 4.1. The Advance is non-returnable, but is recoupable from royalties earned hereunder.

3.2	The PRODUCER shall have the right to extend its option of the PLAY for an additional three (3) months upon giving notice to the AUTHOR 30 days prior to the expiration of the foregoing Production Period and upon payment to the AUTHOR of an additional $1,000.

3.3	The PRODUCER shall pay the AUTHOR a royalty of five percent (5%) of the gross weekly box office receipts or $30 for each paid public performance, whichever is greater, and commencing with the first paid public performance in accordance with the terms stipulated in Sections 3.10 and 3.12 herein.

3.4	If the PLAY is extended beyond its announced limited run and/or number of specific performances, the AUTHOR shall receive a royalty of seven percent (7%) of the gross weekly box office receipts, or $40 for each paid public performance, whichever is greater, for each extension performance, to begin at the first extension performance.

1.	Should the PRODUCER recoup its investment during the limited, designated run of the production, or during the extension, the AUTHOR shall be paid ten percent (10%) of the gross weekly box office receipts, or $50 for each paid public performance, whichever is greater, to begin with the first post recoupment performance and each performance thereafter during the production period (as defined in Section 2.3).

2.	The AUTHOR'S compensation shall be due within seven (7) days after the end of each performance week.

3

ARTICLE IV

PRODUCTION DATES

(a)	The AUTHOR hereby grants to the PRODUCER, subject to the terms and conditions hereof, the right to produce and present the PLAY by the PRODUCER at the PRODUCER'S facilities beginning on or about NOVEMBER 7, 2015 (the "Production Date"), and closing on or about JANUARY 7, 2016. For purposes of this AGREEMENT, "Production Date" is the first paid public performance of the PLAY, exclusive of previews.

(b)	The change in locations of presentations of the PLAY by the PRODUCER other than the location the address of which is herein provided, for whatever reason, and at any time during the Production Period, shall not be made without the consent and approval in writing of the AUTHOR.

(c)	The PRODUCER reserves the right, for whatever reasons, to change the production dates of the PLAY within the announced season it is to be presented, provided, however, that the AUTHOR has been notified and informed in writing as to the decision and agrees in writing to the production date changes, that agreement not to be unreasonably withheld.

(d)	If there is no production by the date specified as the closing date, or the extended closing date, or the revised closing date, if applicable, the PRODUCER'S rights to produce and present the PLAY pursuant to this AGREEMENT shall terminate and all rights to the PLAY granted to the PRODUCER shall revert to the AUTHOR on the date specified as the closing date, or extended date, or revised date, as the case may be.

ARTICLE V

REHEARSAL PERIOD GUARANTEE

5.1	The PRODUCER'S production of the PLAY shall be rehearsed for a period of not less than three (3) weeks.

4

ARTICLE VI

OWNERSHIP OF COPYRIGHT

(a)	Any copyright of the PLAY, including any extensions or renewals thereof throughout the world, shall be in the name of the AUTHOR.

(b)	The PLAY is the property of the AUTHOR.

ARTICLE VII

GENERAL PRODUCTION PROVISIONS AND ARTISTIC APPROVAL

7.1	The PRODUCER recognizes that the PLAY is the artistic creation of the AUTHOR, and agrees it will not make, or allow to be made, any additions, omissions, or alterations in the manuscript of the PLAY, including dialogue and stage directions, without the written consent of the AUTHOR. Any violation of this section will be cause for the AUTHOR to declare this AGREEMENT null and void immediately

7.2	Any changes that are so made in the manuscript, emendations or incidental dialogue, stage directions, accepted by the AUTHOR immediately become the property of the AUTHOR. The AUTHOR shall not be obligated to make payment to any person who makes or suggests any such changes unless the AUTHOR has entered into a separate written agreement with that person providing for such payment.

7.3	If the AUTHOR is not, for any reason, in residence during the rehearsals and previews of the PLAY, all changes requested should be made by phone or in writing, either by mail or FAX, with the AUTHOR for his consent or his revisions. All verbal agreements by the AUTHOR to specific changes in the manuscript by phone or during rehearsals must be confirmed in writing within twenty-four (24) hours by the AUTHOR.

7.4	The PRODUCER represents and warrants that it shall not, nor permit any party under its control, direction, or employ, to privately or publicly, directly or by implication represent that the PLAY is a collaborative or joint project nor state or imply that the authorship of the PLAY is held by anyone other than the AUTHOR.

7.5	The AUTHOR shall have two (2) house seats for any performance during the run of the PLAY, provided he/she gives at least twenty-four (24) hours notice to the PRODUCER.

5

ARTICLE VIII

PRODUCER'S ASSIGNMENT OF GRANTED RIGHTS

8.1	The PRODUCER shall not have the right to assign this AGREEMENT or the rights granted herein to the PRODUCER to any other PRODUCER, producer, corporation, partnership, or other entity without first having obtained consent in writing of the AUTHOR.

8.2	Separate and additional contracts must be executed and filed for any revival, extension, tour, transfer, and electronic reproduction and transmission not specified herein.

ARTICLE IX

RESERVATION OF RIGHTS

9.1	The AUTHOR shall retain sole and complete title, both legal and equitable, in and to the PLAY and all rights and uses of every kind except as otherwise specifically herein provided. The AUTHOR reserves all rights and uses now in existence or which may hereafter come into existence, except as specifically herein provided. Any rights reserved shall not be deemed competitive with any of the PRODUCER'S rights and may be exercised by the AUTHOR at any time except as otherwise specifically provided herein.

ARTICLE X

ARBITRATION

10.1	The parties agree that any and all claims, disputes, or controversy arising between the AUTHOR and the PRODUCER hereunder or in connection with this AGREEMENT shall be submitted to arbitration in the State of California, the City of Los Angeles. Judgment upon the award rendered may be entered in the highest court of the forum, state or federal, having jurisdiction.

6

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1	This AGREEMENT shall be governed by, and construed in accordance with, the laws of the State of California applicable to all contracts made and entirely performed within.

11.2	All notices to either party shall be in writing and given by personal delivery, certified or registered mail (return receipt requested), and shall be deemed given when so personally delivered or mailed. Notices by mail shall be addressed to such party's address as given herein, or to such other address as such party may hereafter specify by notice duly given.

11.3	For purposes of this AGREEEMENT, "Consecutive Performances" shall be defined by the PRODUCER'S season as the performance nights (and/or days) in a performance week for a production.

11.4	This is the entire and complete AGREEMENT between the parties. This AGREEMENT shall not be amended or modified except by written AGREEMENT signed by both parties.

11.5	This AGREEMENT shall be binding on the parties hereto and on their executors, administrators, personal representatives, successors, or assigns.

11.6	The AUTHOR shall have the right to inspect and copy, or cause to have inspected or copied, at the AUTHOR'S expense, the books and records kept by the PRODUCER in connection with the presentation of the PLAY to verify the accuracy of payments due to the AUTHOR hereunder. The PRODUCER shall have the right to inspect and copy, or cause to have inspected and/or copied, at the PRODUCER'S expense, contracts entered into by the AUTHOR thatwould affect the PRODUCER'S financial interest hereunder.

7

IN WITNESS WHEREOF EACH OF THE PARTIES ABOVE HERETO HAS SIGNED THIS AGREEMENT AS OF THE DAY AND YEAR FIRST WRITTEN ABOVE.

BY:	/S/ WADE GARDNER	BY:	/S/ BRIAN WHITE

	LITERA GROUP INC. - AUTHOR		FOR THE PRODUCER

BRAIN WHITE

NAME PRINTED OR TYPED

8